Exhibit 10.4

Amendment to

placement agency AGREEMENT

This AMENDMENT TO PLACEMENT AGENCY AGREEMENT (the “Amendment”), is made as of September 18, 2022 by and among Color Star Technology Co., Ltd. (the “Company”) and Maxim Group LLC the (“Placement Agent”).

W I T N E S S E T H :

A.	The Company and the Placement Agent entered into that certain Placement Agency Agreement dated as of September 14, 2022 (the “PAA”).

B.	The Company and the Placement Agent desire to make certain amendments to the PAA as set forth in this Amendment.

The parties hereto accordingly agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the PAA.

2. Amendment.

The preamble of the PAA is hereby deleted and the following is inserted in its place:

This letter (the “Agreement”) constitutes the agreement between Maxim Group LLC (“Maxim” or the “Placement Agent”) and Color Star Technology Co., Ltd., a Cayman Islands exempted company (the “Company”), pursuant to which the Placement Agent shall serve as the placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of ordinary shares of the Company, par value $0.04 per share (the “Shares” or the “Securities”). The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including but not limited to the Purchase Agreement (as defined below) and the Lock-Up Agreements shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent’s with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser in a form reasonably acceptable to the Company and the Placement Agent. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

3. No Other Amendments. Except for the amendments expressly set forth in this Amendment, the PAA shall remain unchanged and in full force and effect.

4. Entire Agreement. The PAA (as amended by this Amendment), sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth in the PAA (as amended by this Amendment). The PAA (as amended by this Amendment) supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof.

6. Severability. A determination by a court or other legal authority of competent jurisdiction that any provision of this Amendment is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties hereto shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

7. Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party hereto an executed counterpart or the earlier delivery to each party hereto an original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

8. Captions. Captions are not a part of this Amendment, but are included for convenience, only.

9. Further Assurances. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Very truly yours,

Maxim GROUP LLC

By:
	Name:	Clifford Teller
	Title:	Executive Managing Director
Head of Investment Banking

Address for notice:
405 Lexington Avenue
New York, NY 10174
Attention: James Siegel, General Counsel
Email: jsiegel@maximgrp.com

Accepted and Agreed to as of

the date first written above:

COLOR STAR TECHNOLOGY CO., LTD.

By:
	Name:	Farhan Qadir
	Title:	Chief Executive Officer

Color Star Technology Co., Ltd.

7 World Trade Center, Suite 4621

New York, NY 10007

Attention: Farhan Qadir, CEO

Tel:

Attn: Farhan Qadir

Email:

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